UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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SKYE INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)
Dan de Sade
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     The following is (a) text of an email to stockholders of SKYE International, Inc. and other interested parties and (b) text found at http://www.skyetellus.com. The email and web site are intended to provide information to stockholders of SKYE International, Inc. These materials may be deemed “soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission issued thereunder.
     This information is being provided by Dan de Sade and Jeffrey Stebbins, who may be deemed to be “participants” in a solicitation for purposes of Section 14 of the Securities Exchange Act of 1934 and who are beneficial owners of an aggregate of 80,650 shares of the common stock of SKYE International, Inc.
ALL STOCKHOLDERS OF THE COMPANY ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT(S) WHEN AND AS AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY PROXY SOLICITATION. ANY PROXY STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT http://www.sec.gov.

Text of an Email to Stockholders of SKYE International, Inc. and Other Interested Parties
Subject Line
“Shareholders have questions for Mark Chester”
Email Text
On May 1, 2006 litigation was filed against SKYE international corporation by one of its shareholders demanding access to company books and records.
On May 4, 2006 a demand letter was sent to SKYE International Chairman of the Board and Phoenix attorney Mark Chester raising further concerns about the governance of this public company.
To review these documents and learn more, visit http://www.skyetellus.com.

Text Found at http://www.skyetellus.com
SHAREHOLDERS HAVE QUESTIONS FOR MARK CHESTER
Prominent Scottsdale attorney Mark Chester is also Chairman of the Board of SKYE International, a small Chandler-based company on the verge of a major product breakthrough. This new product promises to benefit homebuilders and homeowners across the country, while increasing shareholder value.
Click Here to read the shareholder lawsuit
Legitimate concerns about the financial management of SKYE have been raised by shareholders. The shareholders have exercised their rights under the law to request a full inspection and audit of SKYE’s financial records. But SKYE’s “General Counsel” and Board Secretary Gregg Johnson has refused to permit them access to the company’s books and records, as required by law.
In his position at Chairman of the Board of Directors, Mark Chester has failed to step in and stop Johnson’s illegal activity and provide investors with the information they have legally requested.
Such secrecy goes against the basic concept of a publicly traded corporation and is detrimental to the interests of SKYE’s shareholders, its employees and its customers. Chester’s inaction has very real consequences for the investors of SKYE. Its share price has not increased and is on the verge of being delisted on the NASDAQ exchange. Unless immediate action is taken, SKYE will find itself in serious financial trouble.
The lengthening timeline:
April 18, 2006:
SKYE shareholder Dan DeSade formally requests access to company books and records. SKYE shareholder Dan DeSade files an affidavit proving that he has the support of a sufficient number of fellow shareholders to require Mark Chester to permit this review.
May 1, 2006
After being unlawfully refused access to SKYE International’s books and records, shareholder Dan DeSade files a lawsuit.
May 4, 2006
Because Mark Chester and Gregg Johnson failed to respond to the legal request for SKYE’s financial information, a group of shareholders sent Chester a letter that, among other things, called for the resignation of Gregg Johnson, the full disclosure documents and to call a properly noticed board meeting in which these issues can be discussed before all shareholders.
Return to this site often, as the timeline grows with Mark Chester’s response to the lawsuit and other developments. If you wish to receive regular updates as the timeline grows, go to our email sign-up page.

Mark Chester’s Business Associates at SKYE International
Below are some of the business associates Mark Chester has brought in to manage and invest in SKYE International.
Gregg C. Johnson — Board Secretary, “General Counesl,” SKYE International
Gregg Johnson, a major shareholder in SKYE International, was recently appointed SKYE’s Board Secretary and is Mark Chester’s closest ally at the company. Most troubling to shareholders, however, is that Johnson holds himself out as SKYE International General Counsel despite being unauthorized to practice law in the United States, prompting a cease and desist letter from the Arizona Bar Association.
Larry Ryckman, Director, Sundance Financial Corporation (a Turks and Caicos Corporation), major SKYE shareholder
As Director of Sundance Financial Corporation, Larry Ryckman has a major interest in SKYE International. In 1996, Ryckman was banned for 18 years in three Canadian provinces for violating securities laws through the manipulation of stock. Shortly thereafter, Ryckman’s company went bankrupt.
Also troubling to shareholders is Mark Chester’s close relationship to investor Larry Ryckman. The relationship is so close that a limited liability corporation established by Mark Chester owns a Ferrari registered in Larry Ryckman’s name.

The Questions Mark Chester Must Answer
1. As Chairman of the Board of SKYE International, why would you support the denial of a shareholder’s lawful request to review SKYE’s books and records?
2. As Chairman of the Board of SKYE international, why would you permit Gregg C. Johnson to act as General Counsel for SKYE in clear violation of the law?
3. Why are you unwilling to properly and legally call for a shareholder’s meeting where the issues of SKYE’s management and financial dealings can be fully addressed?
4. Why have you and the board of directors not taken action to stop the improper issuance of stock to Thomas Krietzer, David Krietzer, Ken Pinkard, Andrea Dworshak, Preston Shea, Larry Ryckman, Digital Crossing, Sundance Financial and yourself?
5. Why does a limited liability corporation established by you own a Ferrari registered in Larry Ryckman’s name?

Documents
The following are some of the key documents related to SKYE International and shareholder concerns about Mark Chester’s leadership of the company:
Shareholder request to review SKYE books and records
Shareholder lawsuit to demand access to SKYE books and records
Shareholder affadavit demonstrating sufficient support requiring access to SKYE books and records
Arizona Bar Association Cease and Desist letter to SKYE “General Counsel” Gregg C. Johnson
British Columbia Securities Commission Judgment Against Ryckman

Contact Us
For media inquiries, please contact:
Joe Householder ☐ 408-889-4929 ☐ joe@skyetellus.com